EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2025-C64 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the 900 North Michigan Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 900 North Michigan Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the 900 North Michigan Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 900 North Michigan Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 900 North Michigan Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 900 North Michigan Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 900 North Michigan Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Soho Grand & The Roxy Hotel Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Soho Grand & The Roxy Hotel Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Soho Grand & The Roxy Hotel Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Soho Grand & The Roxy Hotel Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Soho Grand & The Roxy Hotel Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Soho Grand & The Roxy Hotel Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Soho Grand & The Roxy Hotel Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Soho Grand & The Roxy Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Newport Centre Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Newport Centre Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Newport Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Newport Centre Mortgage Loan, BellOak, LLC, as Operating Advisor for the Newport Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Twin Cities Premium Outlets Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Twin Cities Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Twin Cities Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Twin Cities Premium Outlets Mortgage Loan, BellOak, LLC, as Operating Advisor for the Twin Cities Premium Outlets Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Shops at Mission Viejo Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Shops at Mission Viejo Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Shops at Mission Viejo Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Shops at Mission Viejo Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Shops at Mission Viejo Mortgage Loan.

Dated: March 19, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)